Exhibit 1.2

EXECUTION VERSION

PRICING AGREEMENT

May 31, 2016

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 31, 2016 (the “Underwriting Agreement”), between the Company and the Representatives of the several Underwriters to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signatures follow]

2

Very truly yours,

PFIZER INC.

By:	/s/ Brian Byala
Name: Brian Byala
Title: Senior Vice President and Treasurer

Accepted as of the date hereof:

BARCLAYS CAPITAL INC., as a Representative of the Underwriters

By:	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

GOLDMAN, SACHS & CO., as a Representative of the Underwriters

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

J.P. MORGAN SECURITIES LLC, as a Representative of the Underwriters

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Vice President

MORGAN STANLEY & CO. LLC, as a Representative of the Underwriters

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

SCHEDULE I

Underwriters	Principal Amount of 2018 Notes	Principal Amount of 2019 Notes	Principal Amount of 2021 Notes	Principal Amount of 2026 Notes	Principal Amount of 2044 Notes
Barclays Capital Inc.	$206,250,000	$140,250,000	$189,750,000	$206,250,000	$82,500,000
Goldman, Sachs & Co.	$206,250,000	$140,250,000	$189,750,000	$206,250,000	$82,500,000
J.P. Morgan Securities LLC	$206,250,000	$140,250,000	$189,750,000	$206,250,000	$82,500,000
Morgan Stanley & Co. LLC	$206,250,000	$140,250,000	$189,750,000	$206,250,000	$82,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$87,500,000	$59,500,000	$80,500,000	$87,500,000	$35,000,000
Credit Suisse Securities (USA) LLC	$87,500,000	$59,500,000	$80,500,000	$87,500,000	$35,000,000
Deutsche Bank Securities Inc.	$87,500,000	$59,500,000	$80,500,000	$87,500,000	$35,000,000
HSBC Securities (USA) Inc.	$50,000,000	$34,000,000	$46,000,000	$50,000,000	$20,000,000
RBC Capital Markets, LLC	$50,000,000	$34,000,000	$46,000,000	$50,000,000	$20,000,000
BNP Paribas Securities Corp.	$18,750,000	$12,750,000	$17,250,000	$18,750,000	$7,500,000
Drexel Hamilton, LLC	$6,250,000	$4,250,000	$5,750,000	$6,250,000	$2,500,000
Lebenthal & Co.	$6,250,000	$4,250,000	$5,750,000	$6,250,000	$2,500,000
Mizuho Securities USA Inc.	$18,750,000	$12,750,000	$17,250,000	$18,750,000	$7,500,000
Siebert Brandford Shank & Co., L.L.C.	$6,250,000	$4,250,000	$5,750,000	$6,250,000	$2,500,000
The Williams Capital Group, L.P.	$6,250,000	$4,250,000	$5,750,000	$6,250,000	$2,500,000

Total	$1,250,000,000	$850,000,000	$1,150,000,000	$1,250,000,000	$500,000,000

SCHEDULE II

Title of Designated Securities:

1.200% Notes due 2018 (the “2018 Notes”)

1.450% Notes due 2019 (the “2019 Notes”)

1.950% Notes due 2021 (the “2021 Notes”)

2.750% Notes due 2026 (the “2026 Notes”)

4.400% Notes due 2044 (the “2044 Notes”)

Commission File Number of Initial Registration Statement:

333-202430

Aggregate Principal Amount:

2018 Notes: $1,250,000,000

2019 Notes: $850,000,000

2021 Notes: $1,150,000,000

2026 Notes: $1,250,000,000

2044 Notes: $500,000,000

The 2044 Notes will be a further issuance of, be fully fungible with, rank equally in right of payment with and form a single series with the $500,000,000 principal amount of 4.400% notes due 2044 initially issued by us on May 15, 2014.

Price to Public:

2018 Notes: 99.927% of the principal amount, plus accrued interest, from June 3, 2016

2019 Notes: 99.886% of the principal amount, plus accrued interest, from June 3, 2016

2021 Notes: 99.853% of the principal amount, plus accrued interest, from June 3, 2016

2026 Notes: 99.974% of the principal amount, plus accrued interest, from June 3, 2016

2044 Notes: 110.146% of principal amount, plus pre-issuance accrued interest from May 15, 2016 to the issue date

Purchase Price by Underwriters:

2018 Notes: 99.777% of the principal amount, plus accrued interest, from June 3, 2016

2019 Notes: 99.636% of the principal amount, plus accrued interest, from June 3, 2016

2021 Notes: 99.503% of the principal amount, plus accrued interest, from June 3, 2016

2026 Notes: 99.524% of the principal amount, plus accrued interest, from June 3, 2016

2044 Notes: 109.396% of the principal amount, plus accrued interest, from June 3, 2016

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated January 30, 2001, between the Company and The Bank of New York Mellon as supplemented, with respect to the 2044 Notes, by the fourth supplemental indenture dated May 15, 2014, and, with respect to the 2018 Notes, the 2019 Notes, the 2021 Notes and the 2026 Notes, the sixth supplemental indenture dated June 3, 2016 between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank).

Maturity:

2018 Notes: June 1, 2018

2019 Notes: June 3, 2019

2021 Notes: June 3, 2021

2026 Notes: June 3, 2026

2044 Notes: May 15, 2044

Interest Rate:

2018 Notes: 1.200% per annum

2019 Notes: 1.450% per annum

2021 Notes: 1.950% per annum

2026 Notes: 2.750% per annum

2044 Notes: 4.400% per annum

Interest Payment Dates:

2018 Notes: June 1 and December 1 of each year, beginning on December 1, 2016

2019 Notes: June 3 and December 3 of each year, beginning on December 3, 2016

2021 Notes: June 3 and December 3 of each year, beginning on December 3, 2016

2026 Notes: June 3 and December 3 of each year, beginning on December 3, 2016

2044 Notes: May 15 and November 15 of each year, beginning on November 15, 2016. For the 2044 Notes, all pre-issuance accrued interest from May 15, 2016 to the settlement date will be paid by purchasers of the 2044 Notes.

Record Dates:

2018 Notes: May 17 and November 16 prior to the corresponding Interest Payment Date

2019 Notes: May 19 and November 18 prior to the corresponding Interest Payment Date

2021 Notes: May 19 and November 18 prior to the corresponding Interest Payment Date

2026 Notes: May 19 and November 18 prior to the corresponding Interest Payment Date

2044 Notes: May 1 and November 1 prior to the corresponding Interest Payment Date

Redemption Provisions:

The Notes may be redeemed in whole or in part at the price(s) described in the Prospectus relating to the Notes.

Sinking Fund Provisions:

None.

Defeasance Provisions:

As described in the Basic Prospectus dated March 2, 2015.

Applicable Time:

4:53 P.M. New York City time on May 31, 2016

Issuer Free Writing Prospectuses:

Pricing Term Sheet dated May 31, 2016, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None.

Time of Delivery:

10:00 A.M. New York City time on June 3, 2016

Closing Location:

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus: “Underwriting—Notice to Prospective Investors in the European Economic Area”, “Underwriting—Notice to Prospective Investors in the United Kingdom”, “Underwriting—Notice to Prospective Investors in France”, “Underwriting—Notice to Prospective Investors in Hong Kong”, “Underwriting—Notice to Prospective Investors in Japan” , “Underwriting—Notice to Prospective Investors in Singapore” and “Underwriting—Notice to Prospective Investors in Canada”.

Contact Information for Representatives for purposes of Section 12 of the Underwriting Agreement:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Fax: (646) 834-8133

Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Attn: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attn: Investment Grade Syndicate Desk – 3rd floor

Fax: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attn: Investment Banking Division

Fax: (212) 507-8999

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 8(a), 8(b) and 16(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth and ninth paragraphs under the caption “Underwriting”.

The information in the third sentence of the tenth paragraph and the second sentence of the thirteenth paragraph under the caption “Underwriting”.

No other information in the Prospectus has been furnished by the Underwriters for use therein